UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 7, 2006

TOR Minerals International, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
 (State or Other Jurisdiction of Incorporation)

0-17321 (Commission File Number)	74-2081929 (IRS Employer Identification No.)
722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591
 (Registrant’s Telephone Number, Including Area Code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

TOR Minerals International, Inc. (the “Company”) (Nasdaq: TORM), producer of natural titanium dioxide pigments and specialty aluminas, today announced its financial results for the third quarter ended September 30, 2006.  The company reported net income available to common shareholders of $1,000 or $0.00 per fully diluted share, on net sales of $6,998,000.  This compares with a net loss available to common shareholders of ($331,000), or ($0.04) per share, on net sales of $6,498,000 for the quarter ended September 30, 2005.

The company continues to focus its efforts on growing revenue, maximizing production efficiencies, and controlling costs.  Despite the loss of a single customer that accounted for 20% of third quarter 2005 revenue, these actions resulted in an 8% increase in revenue, a reduction in SG&A expenses and contributed to breakeven results during the third quarter of 2006.

Third quarter sales of HITOX® worldwide increased 39% and specialty alumina sales in Europe increased by 52% versus the third quarter of 2005.  For the nine months ended September 30, 2006, HITOX sales increased 20% and specialty alumina sales in Europe increased 29% from the same period last year.  “We continue to see strong increases of HITOX sales in Europe and Asia, and recent HITOX sales in Central and South America have ramped.  Also, our leading market share in solid surface fillers in Europe continues to drive sales of our specialty alumina products,” said Dr. Olaf Karasch, CEO of TOR Minerals.  “The value proposition of our products is clear to our customers and our efforts to introduce new and existing products are showing significant traction,”

During the third quarter of 2006, gross margin was 17.7% of sales, an increase of 1.3 percentage points versus the third quarter of 2005, and a sequential decrease of 5.8 percentage points from second quarter 2006.  The sequential decline in gross margins from the second quarter 2006 was largely due to the under absorption of fixed costs, particularly in the company’s Malaysian operations, which were only partially offset by price increases and production efficiencies.

TOR Minerals will host a conference call at 4:00 p.m. Central Time on November 7, 2006 to further discuss third quarter results. The call will be simultaneously Webcast, and can be accessed via the News section on the company's website at www.torminerals.com.

A copy of the press release relating to this Item 2.02 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the press release is also available on its website at www.torminerals.com, under the News tab.

The information in this Current Report on Form 8-K, including the exhibit, is provided under Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
Exhibit Number Description 99.1 Press Release, dated November 7, 2006, announcing the financial results for the quarter ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: November 8, 2006	/s/ OLAF KARASCH
Olaf Karasch President and CEO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 7, 2006, announcing the financial results for the quarter ended September 30, 2006.